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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2002

TTM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington (State or Other Jurisdiction of Incorporation)	0-31285 (Commission File Number)	91-1033443 (IRS Employer Identification No.)
17550 N.E. 67th COURT REDMOND, WASHINGTON (Address of principal executive offices)	98052 (Zip Code)

Registrant's telephone number, including area code: (425) 883-7575

Item 4. Changes in Registrant's Certifying Accountant.
(a)
On May 14, 2002, TTM Technologies, Inc. (the "Company") engaged the accounting firm of KPMG LLP as its new independent public accountants and dismissed Arthur Andersen LLP. The decision to change the Company's accounting firm was recommended and approved by the Company's Audit Committee of the Board of Directors and approved by the Company's Board of Directors on May 10, 2002.
(b)
During the two most recent fiscal years ended December 31, 2001 and 2000 and the subsequent interim reporting periods from the last audit date of December 31, 2001, through and including the termination date of May 14, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, accounting scope or procedure, or any reportable events.
(c)
The report of Arthur Andersen LLP on the financial statements of the Company for the past two fiscal years ended December 31, 2001 and 2000 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.
(d)
The Company has requested Arthur Andersen LLP to furnish a letter addressed to the Securities and Exchange Commission ("SEC") stating whether Arthur Andersen LLP agrees with the above statements made by the Company. A copy of this letter addressed to the SEC, dated May 14, 2002, is filed as Exhibit 16 to this Form 8-K.
(e)
The Company has not consulted with KPMG LLP during the last two fiscal years ended December 31, 2001 and 2000 or during the subsequent interim reporting periods from the last audit date of December 31, 2001, through and including the termination date of May 14, 2002, on either the application of accounting principles or type of opinion KPMG LLP might issue on the Company's financial statements.
Item 7. Exhibits
Exhibit 16	Letter of Arthur Andersen LLP regarding change in certifying accountant.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.
Date: May 17, 2002	By:	/s/ STACEY M. PETERSON
Name: Stacey M. Peterson Title: Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit 16        Letter of Arthur Andersen LLP regarding change in certifying accountant.

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SIGNATURES
EXHIBIT INDEX